Exhibit 10.2

COMMITTED REVOLVING CREDIT NOTE
(VARIABLE RATE)

$1,000,000.00	April 26, 2010

FOR VALUE RECEIVED, and intending to be legally bound, WINDTAMER CORPORATION (“Borrower”), a corporation organized under the laws of the State of New York, with its principal place of business at 156 Court Street, Geneseo, New York 14454, promises to pay to FIRST NIAGARA BANK, N.A., a national banking association with a banking office at 6950 South Transit Road, P.O. Box 28, Lockport, New York  14095-0028 (“Lender”) or order, on or before May 1, 2011 (“Maturity”), the lesser of the principal sum of One Million and 00/100 Dollars ($1,000,000.00) or the aggregate unpaid principal amount of all advances made by Lender to Borrower hereunder, together with interest thereon until paid in full.

1.           REVOLVING CREDIT.  Borrower may, at its option, borrow, pay, reborrow and repay the principal of this Note at any time prior to Maturity or such earlier date as the obligations of Borrower to Lender under this Note shall become due and payable.

2.           REQUEST FOR LOANS.  Advances made hereunder (each a “Loan”) are properly requested orally or in writing not later than 4:00 p.m. on a Business Day on which the Loan is to be made, unless otherwise provided herein.  Each request for a Loan shall constitute, both when made and when honored, a representation and warranty by Borrower that Borrower is entitled to obtain such Loan.  The aggregate unpaid principal amount of Loans under this Note shall not exceed the full amount of this Note.  Lender may, in its sole discretion, make an advance to Borrower upon oral request, provided, however, Lender reserves the right to require that advance requests be in writing.  Each oral request shall be conclusively presumed to have been made by a person authorized by Borrower to do so, and any credit by Lender of a Loan to or for the account of Borrower shall conclusively establish Borrower’s obligation to repay same.  Lender shall incur no liability of any kind to any party by reason of making an advance upon an oral request.

3.   INTEREST RATE.  Each Loan made hereunder shall bear interest on the unpaid principal balance at all times at a per annum rate equal to the Prime Rate, as defined below, plus zero percent (0%).  Accrued interest shall be payable monthly in arrears on the 1st day of each month commencing May 1, 2010 until paid in full.

INTEREST RATE.  Each Loan made hereunder shall bear interest on the unpaid principal balance at all times at a per annum rate equal to the Prime Rate, as defined below, plus zero percent (0%).  Accrued interest shall be payable monthly in arrears on the 1st day of each month commencing May 1, 2010 until paid in full.

“Prime Rate” means that variable rate of interest announced from time to time by Lender as its prime rate for calculating interest on certain loans.  The Prime Rate may or may not be the most favorable charged by Lender to its customers.  The interest rate on this Note shall change simultaneously with changes to the Prime Rate.

Notwithstanding the foregoing, at no time prior to the Maturity will the rate at which interest accrues be less than 3.25% per annum.

 (a)           Borrower shall pay interest and fees, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on the outstanding principal amount from and including the date of this Note to but not including the date the outstanding principal amount is paid in full.

(b)           If pursuant to the terms of this Note, Borrower is at any time obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum interest rate permitted by applicable law, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

(c)           After the occurrence of an Event of Default, at Lender’s option, interest shall accrue at a rate per annum equal to the aggregate of 6% plus the rate otherwise applicable (the “Default Rate”), and such rate shall continue to apply whether or not judgment shall be entered on this Note.

(d)           If any interest rate index is not available, a similar rate based upon a comparable index selected by Lender in its sole discretion will be utilized.

4.           REPAYMENT.  At Maturity or the earlier acceleration of this Note, Borrower shall pay the entire principal balance, plus all accrued and unpaid interest and fees.

5.           APPLICATION; BUSINESS DAY.  Borrower shall make all payments on this Note to Lender at its address stated above, or at such other place as the holder of this Note may designate.  All payments shall be made absolutely net of, without deduction or offset and free and clear of taxes, deductions, charges or withholding of any kind.  Lender shall apply all payments received on this Note to any accrued and unpaid interest then due and owing, then to the reduction of principal of this Note, then to other sums due hereunder in such order and in such amounts as Lender may determine from time to time.  The sum or sums shown on Lender’s records shall be evidence of the correct unpaid balances of principal and interest on this Note, absent manifest error.  If any payment comes due on a day that is not a Business Day, as defined below, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment.  “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York State.

6.           FEES.

(a)           Late Fee.  If any payment due under this Note is unpaid for ten (10) days or more, Borrower shall pay, in addition to any other sums due under this Note (and without limiting Lender’s other remedies on account thereof), a late charge in an amount equal to 6% of such unpaid amount .

(b)           Commitment Fee.  On the date hereof, Borrower shall pay Lender a fee in the amount of $5,000.00.

7.           USE OF PROCEEDS.  Any Loan made by Lender to Borrower and evidenced by this Note shall be used by Borrower for temporary working capital.

8.           MAINTAIN OPERATING ACCOUNTS.  Borrower shall maintain with Lender, as its primary financial institution, corporate deposit and operating accounts.  At the option of Lender, all interest payments, principal payments and fees will automatically be deducted from Borrower’s primary operating account.

9.           SUBJECT TO LOAN AGREEMENT.  This Note is executed and delivered subject to the terms of a Loan Agreement dated April 26, 2010 between Borrower and Lender (as the same may be amended or supplemented from time to time, the “Loan Agreement”) and reference is hereby made to the Loan Agreement for the provisions relating to Lender’s rights of acceleration of the principal hereof upon the occurrence of an Event of Default (as defined in the Loan Agreement) and Lender’s remedies.

10.           SETOFF. Without limiting its rights of setoff under New York law generally, if the unpaid principal amount of the Note, interest accrued on the unpaid principal amount thereof or other amount owing by Borrower under this Note or the other loan documents shall have become due and payable (at maturity, by acceleration or otherwise), Lender, any assignee of Lender and the holder of any participation in any loans will each have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to set-off against and to appropriate and apply to such due and payable amounts any obligations owing to, and any other funds held in any manner for the account of, Borrower by Lender or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by Borrower with Lender or such holder.  Borrower consents to and confirms the foregoing arrangements and confirms Lender’s rights, such assignee’s rights and such holder’s rights of banker’s lien and set-off.  Nothing in this Note will be deemed a waiver or prohibition of or restriction on Lender’s rights, such assignee’s rights or any such holder’s rights of banker’s lien or set-off.

11.           CAPITAL REQUIREMENTS.  If the adoption of, any change in or any change in the interpretation of any law, regulation or guideline by any applicable governmental authority, central bank or similar agency exercising control over financial institutions (a “Governmental Rule”) or the compliance by Lender with the Governmental Rule requires that any loan or commitment hereunder be included for purposes of calculating the appropriate amount of capital to be maintained by Lender or First Niagara Financial Group, Inc. (“FNFG”) and the result of which is to reduce the rate of return on Lender’s capital then, and in each such case, Lender will deliver to Borrower a statement of the justification therefor and the amount necessary to compensate Lender or FNFG for such reduced rate of return.  Each determination by Lender shall be conclusive absent obvious error and shall be payable by Borrower to Lender upon Lender’s demand.  In determining any such amount, Lender may use reasonable averaging and attribution methods.

12.           PAYMENT OF FEES AND EXPENSES.  Borrower agrees to pay, upon demand, costs of collection of all amounts due under this Note, including, without limitation, principal, interest and fees, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses.

13.           GOVERNING LAW.  This Note shall be governed by the internal laws of the State of New York, without regard to principles of the conflict of laws.

14.           GENERAL PROVISIONS.

(a)           Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note.

(b)           This Note, together with any related loan and security agreements, guaranties, and documents ancillary thereto contains the entire agreement between Lender and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by Lender.

(c)           Borrower agrees that in any legal proceeding, a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

(d)           This Note is a binding obligation enforceable against Borrower and its permitted successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

(e)           If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.

(f)           If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

(g)           If payment of this Note is secured by collateral, the collateral is specified in the collateral records of Lender.

(h)           No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

(i)           All notices, demands, or other communications hereunder must be in writing and will be effective upon receipt when sent to the address set forth herein or such other address as provided by such party.

15.           JURISDICTION AND VENUE.  BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY COLLATERAL RELATED HERETO TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (B) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (C) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, AND (D) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO BORROWER AT THE LAST ADDRESS OF BORROWER SHOWN IN THE RECORDS RELATING TO THIS NOTE MAINTAINED BY LENDER, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE MAILING THEREOF.

16.           WAIVER OF JURY TRIAL.  BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (A) THIS NOTE, ANY RELATED LOAN DOCUMENT OR ANY COLLATERAL RELATED HERETO, (B) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENTS OR (C) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, OR ANY COLLATERAL RELATED HERETO.  BORROWER CERTIFIES THAT NEITHER LENDER NOR ANY REPRESENTATIVE OF LENDER HAS REPRESENTED TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY BORROWER IN THIS PARAGRAPH.  BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

WINDTAMER CORPORATION

By:	/s/ Willaim A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Rev. 03/30/2010

Borrower’s signature must be witnessed by an authorized representative of Lender or notarized prior to returning to Lender:

Witnessed By:

/s/  Sheila M. Studebaker
Print Name:  Sheila M. Studebaker
Print Title:  Vice President
First Niagara Bank, N.A.

STATE OF  NEW YORK                                       )

                  )           SS:

COUNTY OF  MONROE                                       )

On the 26TH  day of April in the year 2010, before me, the undersigned, personally appeared William A. Schmitz, known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_          /s/  Katherine H. Karl

                                Notary Public